UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2017

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	101 West Prospect Avenue Cleveland, Ohio	44115 (Zip Code)
(Address of Principal Executive Offices)

(216) 566-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Thomas G. Kadien, a member of the Board of Directors (“Board”) of The Sherwin-Williams Company (“Sherwin-Williams”), will be retiring from his position as Senior Vice President of International Paper Company (“International Paper”). Pursuant to Sherwin-Williams’ Corporate Governance Guidelines, a director is required to tender his resignation when the director’s principal occupation or business association substantially changes. Accordingly, Mr. Kadien submitted his resignation to the Nominating and Corporate Governance Committee in connection with his pending retirement from International Paper.

On March 28, 2017, based on the recommendation of the Nominating and Corporate Governance Committee, the Board decided to accept Mr. Kadien’s resignation, effective immediately.

Mr. Kadien joined the Board in October 2009. Sherwin-Williams would like to thank Mr. Kadien for his leadership, guidance and counsel during his tenure, which has been of great benefit to the Board, Sherwin-Williams and its shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

March 29, 2017	By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane
Senior Vice President, General Counsel and Secretary

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